Exhibit 10.8(a)

AMENDED SCHEDULE OF EXECUTIVE OFFICERS WHO HAVE EXECUTED A POST-TERMINATION AGREEMENT AND COVENANT NOT TO COMPETE IN THE FORM FILED AS EXHIBIT lO(p) TO THE ANNUAL REPORT ON FORM 10-K OF THE COMPANY FOR THE FISCAL
YEAR ENDED JANUARY 31, 2011 (this "Amended Schedule")

This Amended Schedule amends the Schedule of Executive Officers Who Have Executed a Post-Termination Agreement and Covenant Not to Compete that followed the form of Post-Termination Agreement and Covenant Not to Compete originally filed by Walmart Inc. (formerly Wal-Mart Stores, Inc.) as Exhibit l0(p) to its Annual Report on Form 10-K for the year ended January 31, 2011, as filed on March 30, 2011 (the "Form Agreement"). This Amended Schedule is included pursuant to Instruction 2 of Item 601(a) of Regulation S-K for the purpose of setting forth the details in which the specific agreements executed in the form of the Form Agreement differ from the Form Agreement, in particular to set forth the persons who, with Walmart Inc., were parties to Post-Termination Agreements and Covenants Not to Compete in such form as of March 13, 2026.

Executive Officer Who is a Party to such a Post- Termination Agreement and Covenant Not to Compete	Date of Agreement	Duration of Post-Termination Agreement and Covenant Not to Compete
Daniel J. Bartlett	May 16, 2013	Two Years
John R. Furner	May 7, 2011	Two Years
Dave Guggina	January 18, 2020	Two Years
Christopher Nicholas	March 20, 2018	Two Years
Dwayne Milum	October 20, 2025	One Year
Donna Morris	December 17, 2019	Two Years
John David Rainey	May 23, 2022	Two Years
Latriece Watkins	June 4, 2014	Two Years